SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. )

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                                                  by Rule 14a-6(e)(2))
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     14a-12


                 Chicago Mercantile Exchange Holdings Inc.
                ------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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         The following communication, dated April 9, 2002, was sent to the
Futures Industry Association:



                      CHICAGO MERCANTILE EXCHANGE INC.

Leo Melamed
Chairman Emeritus and
Senior Policy Advisor
312 / 930-3310
Fax: 312 / 715-6200
lm@sdinet.com



                                                 April 9, 2002


Mr. John M. Damgard
President
Futures Industry Association
2001 Pennsylvania Avenue, N.W., Suite 600
Washington, D.C.  20006-1823

Dear John,

In response to the FIA letter of April 5, 2002, please convey my respects to all your members. I hold them all in high regard. As you adovcate, I am sensitive to views of the "the large clearing firms" who, as you state, "bring so much business to the exchange." The views and interests of these members are of particular significance in my decision making deliberations.

As all FIA members know, I have devoted my entire professional career toward the advancement of futures and derivatives markets. Throughout the futures industry -- and particularly at the Chicago Mercantile Exchange -- I have consistently advocated progressive changes and innovations to improve our technology, launch new products, and provide diverse services designed to make our American markets more efficient, profitable and competitive. Indeed, without specifically responding to each of the issues enumerated in your letter, I can assure you that I will continue to promote changes that are in the interest of the FCM community, consistent with my obligation to balance all decisions with the interests of all components of our marketplace.

I stand ready to discuss these and other matters facing our industry in the days ahead.

Sincerely,


/s/Leo Melamed
Leo Melamed




                                     ******
On March 12, 2002, Chicago Mercantile Exchange Holdings Inc. filed a definitive proxy statement with the Securities and Exchange Commission ("SEC") regarding the Annual Meeting of Shareholders to be held on April 17, 2002. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 30 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceeding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.